Exhibit 99.1

NOTICE OF FUNDAMENTAL CHANGE AND

OFFER TO REPURCHASE

Abbott Medical Optics Inc.

(formerly Advanced Medical Optics, Inc.)

OFFER TO REPURCHASE FOR CASH

ANY AND ALL OF THE OUTSTANDING

1.375% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2025

(CUSIP NO. 00763MAJ7 AND CUSIP NO. 00763MAH1)

NOTICE IS HEREBY GIVEN pursuant to the terms and conditions of the Indenture, dated as of July 18, 2005 (as amended, supplemented or otherwise modified, the “Indenture”), between Abbott Medical Optics Inc., a Delaware corporation (formerly Advanced Medical Optics, Inc.) (the “Company”), and U.S. Bank National Association, as trustee and paying agent (referred to herein alternatively as the “Trustee” or the “Paying Agent”), under which the Company issued its 1.375% Convertible Senior Subordinated Notes due 2025 (the “Notes”), that at the option of each holder of the Notes (the “Holders”), the Company will repurchase the Notes, subject to the terms and conditions of this Notice of Fundamental Change and Offer to Repurchase (as amended and supplemented from time to time, this “Offer to Repurchase”), the Indenture and the Notes (the “Offer”). The right of Holders to require the Company to repurchase their Notes in the Offer is separate from the right of Holders to convert their Notes. Holders who elect to accept the Offer will receive more cash than Holders who elect to convert their Notes. Capitalized terms used herein but not otherwise defined have the meanings assigned to those terms in the Indenture.

Holders are urged to review this Offer to Repurchase and the Notice issued by the Company on February 6, 2009 regarding the right of Holders to convert their Notes. None of the Company, Abbott Laboratories, an Illinois corporation and the parent of the Company (“Abbott”), any of their respective affiliates, officers, directors, employees or agents or the Paying Agent makes any representation or recommendation as to whether Holders should tender or refrain from tendering Notes for repurchase pursuant to the Offer. Each Holder should consult its legal, financial and tax advisors and make its own decision as to whether to tender Notes for repurchase and, if so, the principal amount of Notes to tender.

The Paying Agent has informed the Company that, as of the date of this Offer to Repurchase, all custodians and beneficial Holders of the Notes hold the Notes through accounts established with the Depository Trust Company (“DTC”) and that there are no certificated Notes in non-global form. Accordingly, to tender Notes for repurchase pursuant to the Offer, Holders must tender Notes through the transmittal procedures of DTC no later than the Expiration Time (as defined below).

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Holders who are DTC participants must tender their Notes electronically through DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that system, at or prior to the Expiration Time.

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Holders who are not DTC participants and whose Notes are held by a broker, dealer, commercial bank, trust company or other nominee must contact the nominee and instruct the nominee to tender the Notes on the Holder’s behalf through ATOP, subject to the terms and procedures of that system, at or prior to the Expiration Time.

By tendering Notes through the transmittal procedures of DTC, each tendering Holder agrees to be bound by the terms of the Offer.

This Offer to Repurchase constitutes the “Company Repurchase Notice” referenced in Sections 3.05(b) and 3.07 of the Indenture as well as the notice of the execution of a supplemental indenture providing for the conversion of the Notes in connection with the Merger (as defined below) required by Section 15.06(h) of the Indenture.

i

Pursuant to Section 3.05 of the Indenture, as a result of the occurrence of a “Fundamental Change” under the Indenture, each Holder has the right to have its Notes repurchased by the Company, as follows:

(1) The Company shall pay a repurchase price (the “Repurchase Price”) in cash equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” is currently scheduled to be Monday, March 30, 2009, unless the Expiration Time is extended.

(2) A Fundamental Change under the Indenture occurred on February 25, 2009, when Rainforest Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Abbott (the “Purchaser”), accepted and paid for the shares of common stock of the Company tendered in the tender offer conducted pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 11, 2009 (as amended and supplemented from time to time, the “Merger Agreement”), by and among Abbott, the Purchaser and the Company, at a price of $22.00 per share, net to the seller in cash (without interest and subject to any withholding taxes). On February 26, 2009, the Purchaser merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a direct wholly-owned subsidiary of Abbott.

(3) Holders must exercise their right to elect repurchase at or prior to 5:00 p.m., New York City time, on Friday, March 27, 2009, which is the business day immediately preceding the Fundamental Change Repurchase Date, unless extended (the “Expiration Time”). Under the terms of the Indenture, the Fundamental Change Repurchase Date may be no more than 35 business days after the date of this Offer to Repurchase, meaning that the Expiration Time may not be extended past 5:00 p.m., New York City time, on Friday, April 17, 2009. The Company does not expect to extend the period Holders have to accept the Offer unless required to do so by the federal securities laws.

(4) A form of Repurchase Notice is attached hereto as Exhibit A. As described above, all Notes tendered hereunder must be delivered through the transmittal procedures of DTC no later than the Expiration Time. Holders who tender through DTC need not submit a physical Repurchase Notice to the Paying Agent if such Holders comply with the transmittal procedures of DTC.

(5) The name and addresses of the Paying Agent are as follows:

By regular, registered or certified mail:

U. S. Bank National Association

60 Livingston Ave.

Saint Paul, Minnesota 55107

Attn: Specialized Finance

By hand:

U. S. Bank National Association

60 Livingston Avenue

1st Floor—Bond Drop Window

Saint Paul, Minnesota 55107

Attention: Corporate Trust Services/Specialized Finance

By Facsimile: (651) 495-8158

Confirmation Number: (800) 934-6802

General Bondholder Inquiry Number: (800) 934-6802

(6) Notes must be surrendered to the Paying Agent to collect the Repurchase Price.

(7) All Notes tendered hereunder, which were delivered through the transmittal procedures of DTC, may be withdrawn only through the procedures of DTC at or prior to the Expiration Time. If a Holder has submitted a Repurchase Notice, it may withdraw such Repurchase Notice at any time at or prior to the Expiration Time by delivering a valid written notice of withdrawal in accordance with Section 3.08 of the Indenture. If tendered Notes are properly withdrawn, the Company shall not be obligated to repurchase such Notes.

(8) As previously announced, on February 26, 2009, the Company and the Trustee entered into a supplemental indenture to amend the Indenture to fix the conversion value for the Notes. As set forth in the supplemental indenture, the conversion value for Notes that are converted at any time after the effective date of the Merger is fixed at an amount in cash equal to $462.1848 for each $1,000 principal amount of the Notes, which is equal to the Conversion Rate of 21.0084 shares of the Company’s common stock multiplied by the Merger consideration of $22.00 per share. Pursuant to the terms of the Indenture, because of the occurrence of the Fundamental Change described above, the Notes may be converted into cash based on the conversion value set forth above through Thursday, March 12, 2009. Notes that have been tendered in the Offer may be converted until 5:00 p.m., New York City time, on Thursday, March 12, 2009, but only if the Notes are validly withdrawn in accordance with the terms of the Indenture.

(9) The amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Repurchase Date is expected to be approximately $3.40, subject to increase if the Expiration Time is extended.

(10) The CUSIP numbers of the Notes are 00763MAJ7 and 00763MAH1.

Holders who tender through DTC need not submit a physical Repurchase Notice to the Paying Agent if such Holders comply with the transmittal procedures of DTC.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory authority has approved or disapproved of these transactions or determined if this Offer to Repurchase is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Offer to Repurchase is February 27, 2009.

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
IMPORTANT INFORMATION CONCERNING THE OFFER	5
1. Information Concerning the Company	5
2. Information Concerning the Notes	5
2.1. The Company’s Obligation to Repurchase the Notes	5
2.2. Repurchase Price	6
2.3. Conversion Rights of the Notes	6
2.4. Market for the Notes	7
2.5. Ranking	8
3. Procedures to Be Followed by Holders Electing to Tender Notes for Repurchase	8
3.1. Method and Timing of Delivery	8
3.2. Delivery of Notes	9
3.3. Agreement to be Bound by the Terms of the Offer	9
4. Right of Withdrawal	10
5. Payment for Tendered Notes	11
6. Notes Acquired	11
7. Interests of Directors, Executive Officers and Affiliates of the Company in the Notes	11
8. Purchases of Notes by the Company and Its Affiliates	11
9. Source and Amount of Funds	11
10. Conditions of the Offer	12
11. Material United States Tax Considerations	12
12. Additional Information	14
13. No Solicitations	15
14. Definitions	15
15. Conflicts	15
EXHIBIT A – FORM OF REPURCHASE NOTICE	A-1

No person has been authorized to give any information or to make any representations other than those contained in this Offer to Repurchase and, if given or made, such information or representations must not be relied upon as having been authorized. This Offer to Repurchase does not constitute an offer to buy or the solicitation of an offer to sell securities in any circumstances or jurisdiction in which such offer or solicitation is unlawful. The delivery of this Offer to Repurchase shall not, under any circumstances, create any implication that the information contained in this Offer to Repurchase is current as of any time subsequent to the date of this Offer to Repurchase, or the date of any documents incorporated by reference, as applicable. None of the Company, Abbott, any of their respective affiliates, officers, directors, employees or agents or the Paying Agent makes any representation or recommendation as to whether Holders should tender or refrain from tendering Notes for repurchase pursuant to the Offer. Each Holder should consult its legal, financial and tax advisors and make its own decision as to whether to tender Notes for repurchase and, if so, the principal amount of Notes to tender.

TO HOLDERS OF

1.375% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2025

(CUSIP NO. 00763MAJ7 AND CUSIP NO. 00763MAH1)

OF ABBOTT MEDICAL OPTICS INC.

(FORMERLY ADVANCED MEDICAL OPTICS, INC.)

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about the Offer (as defined below). To understand the Offer fully and for a more complete description of the terms of the Offer, the Company urges you to read carefully the remainder of this Notice of Fundamental Change and Offer to Repurchase (as amended and supplemented from time to time, this “Offer to Repurchase”) because the information in this summary is not complete and this document contains additional important information. The Company has included page references to direct you to a more complete description of the topics in this summary.

Who is offering to repurchase my Notes?

Abbott Medical Optics Inc. (formerly Advanced Medical Optics, Inc.), a Delaware corporation (the “Company”), is offering, at the option of each holder (the “Holders”) of its 1.375% Convertible Senior Subordinated Notes due 2025 (the “Notes”), to repurchase the Notes, subject to the terms and conditions of this Offer to Repurchase, the Indenture (as defined below) and the Notes (the “Offer”). The Company is a wholly-owned subsidiary of Abbott Laboratories, an Illinois corporation (“Abbott”). The Company’s principal executive offices are located at 1700 E. St. Andrew Place, Santa Ana, California 92705, and its telephone number at that location is (714) 247-8200. (Page 5)

Why is the Company offering to repurchase my Notes?

The Company is offering to repurchase the Notes to satisfy its contractual obligation under Section 3.05 of the Indenture, which requires the Company to offer to repurchase your Notes following a “Fundamental Change” under the Indenture.

A Fundamental Change under the Indenture occurred on February 25, 2009, when Rainforest Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Abbott (the “Purchaser”), accepted and paid for the shares of common stock of the Company tendered in the tender offer conducted pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 11, 2009 (as amended and supplemented from time to time, the “Merger Agreement”), by and among Abbott, the Purchaser and the Company, at a price of $22.00 per share, net to the seller in cash (without interest and subject to any withholding taxes). On February 26, 2009, the Purchaser merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a direct wholly-owned subsidiary of Abbott. (Page 5)

What Notes are you offering to repurchase?

The Company is offering to repurchase, at the option of each Holder of the Notes, all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount. As of February 26, 2009, there was $105,000,000 aggregate principal amount of the Notes outstanding. The Notes were issued under the Indenture, dated as of July 18, 2005 (as amended, supplemented or otherwise modified, the “Indenture”), between the Company, and U.S. Bank National Association, as trustee and paying agent (referred to herein alternatively as the “Trustee” or the “Paying Agent”). (Page 5)

When does the Offer expire?

The Offer expires at 5:00 p.m., New York City time, on Friday, March 27, 2009, unless extended (the “Expiration Time”). Subject to applicable federal securities laws and the terms set forth in the Indenture, the Company reserves the right to extend the Expiration Time. However, under the terms of the Indenture, the Fundamental Change Repurchase Date (as defined below) may be no more than 35 business days after the date of this Offer to Repurchase, meaning that the Expiration Time may not be extended past 5:00 p.m., New York City time, on Friday, April 17, 2009. The Company does not expect to extend the period Holders have to accept the Offer unless required to do so by the federal securities laws. (Pages 5–6)

How much is the Company offering to pay and what is the form of payment?

Pursuant to the terms of the Indenture and the Notes, the Company will pay on Monday, March 30, 2009, unless the Expiration Time is extended (the “Fundamental Change Repurchase Date”), an aggregate repurchase price (the “Repurchase Price”) in cash equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Repurchase Date is expected to be approximately $3.40, subject to increase if the Expiration Time is extended. Accordingly, you will receive at minimum approximately $1,003.40 per $1,000 principal amount of Notes validly tendered pursuant to the Offer. (Page 6)

How is the Offer being financed?

The total amount of funds the Company needs to repurchase all of the Notes pursuant to the Offer and to pay related fees and expenses is estimated to be approximately $105.4 million (assuming 100% of the outstanding principal amount of Notes are tendered and accepted for payment). Abbott will cause the Company to have sufficient funds available to complete the Offer. (Page 11)

How can I determine the market value of the Notes?

There is no established reporting system or market for trading in the Notes. To the extent that the Notes are traded, prices of the Notes may fluctuate widely depending on trading volume, the balance between buy and sell orders, prevailing interest rates, the Company’s operating results and the market for similar securities. (Pages 7–8)

What are the conditions to the repurchase by the Company of the Notes?

The repurchase by the Company of Notes that are validly tendered and not withdrawn pursuant to the Offer is not subject to any condition other than such repurchase being lawful and the satisfaction of the procedural requirements described in this Offer to Repurchase. (Page 12)

How do I tender my Notes?

To tender your Notes for repurchase pursuant to the Offer, you must tender the Notes through the transmittal procedures of the Depository Trust Company (“DTC”) no later than the Expiration Time. (Page 9)

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Holders who are DTC participants must tender their Notes electronically through DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that system, at or prior to the Expiration Time.

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Holders who are not DTC participants and whose Notes are held by a broker, dealer, commercial bank, trust company or other nominee must contact the nominee and instruct the nominee to tender the Notes on the Holder’s behalf through ATOP, subject to the terms and procedures of that system, at or prior to the Expiration Time.

By tendering your Notes through the transmittal procedures of DTC, you agree to be bound by the terms of the Offer. (Pages 9–10)

If I tender my Notes, when will I receive payment for them?

The Company will accept for payment all validly tendered Notes promptly upon expiration of the Offer. Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent an amount of cash (in immediately available funds), sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date, after which the Paying Agent will cause the cash to be distributed to each record Holder who has validly tendered its Notes and not validly withdrawn such Notes at or prior to the Expiration Time. DTC will thereafter distribute the cash to its participants in accordance with its procedures. Under no circumstances will any additional amount be paid by the Company or the Paying Agent by reason of any delay in making such payment. (Page 11)

Until what time can I withdraw previously tendered Notes?

You can withdraw Notes previously tendered for repurchase at any time until the Expiration Time. (Page 10)

How do I withdraw previously tendered Notes?

To withdraw Notes previously tendered in the Offer, you must withdraw the Notes through the procedures of DTC no later than the Expiration Time.

•	Holders who are DTC participants must withdraw their Notes electronically through ATOP, subject to the terms and procedures of that system, at or prior to the Expiration Time.

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Holders who are not DTC participants and whose Notes are held by a broker, dealer, commercial bank, trust company or other nominee must contact the nominee and instruct the nominee to withdraw the Notes on the Holder’s behalf through ATOP, subject to the terms and procedures of that system, at or prior to the Expiration Time.

You may not rescind a withdrawal of tendered Notes. However, you may retender your Notes by following the proper tender procedures. (Pages 10–11)

Do I need to do anything if I do not wish to tender my Notes for repurchase?

No. If you do not tender your Notes at or before the expiration of the Offer at the Expiration Time, the Company will not repurchase your Notes and such Notes will remain outstanding subject to the existing terms of the Indenture and the Notes. (Page 8)

If I choose to tender my Notes for repurchase, do I have to tender all of my Notes?

No. You may tender all of your Notes, a portion of your Notes or none of your Notes for repurchase. If you wish to tender a portion of your Notes for repurchase, however, you must tender your Notes in a principal amount of $1,000 or an integral multiple thereof. (Page 8)

Are my Notes currently convertible?

Yes. The Company previously announced the convertibility of the Notes pursuant to Section 15.01(a)(iii) of the Indenture and indicated that Holders of Notes could convert their Notes until 15 calendar days after the date on which the Fundamental Change became effective (referred to as the “conversion window”). Because the Fundamental Change became effective on February 25, 2009, the conversion window remains open until 5:00 p.m., New York City time, on Thursday, March 12, 2009.

As previously announced, on February 26, 2009, the Company and the Trustee entered into a supplemental indenture to amend the Indenture to fix the conversion value for the Notes. As set forth in the supplemental indenture, the conversion value for Notes that are converted at any time after the effective date of the Merger is fixed at an amount in cash equal to $462.1848 for each $1,000 principal amount of the Notes, which is equal to the Conversion Rate of 21.0084 shares of the Company’s common stock multiplied by the Merger consideration of $22.00 per share.

In contrast, for Notes that you tender pursuant to the Offer, the Company estimates that the amount you will be entitled to receive, including accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, will be approximately $1,003.40 per $1,000 principal amount of Notes, assuming the Fundamental Change Repurchase Date occurs on Monday, March 30, 2009. (Pages 6–7)

If I am a United States resident for United States federal income tax purposes, will I have to pay taxes if I tender my Notes for repurchase in the Offer?

The receipt of cash in exchange for Notes pursuant to the Offer will be a taxable transaction for United States federal income tax purposes and you may recognize gain, income, loss or deduction. You should consult with your own tax advisor regarding the actual tax consequences to you. (Pages 12–14)

Who is the Paying Agent?

U.S. Bank National Association, the Trustee under the Indenture, is also serving as the Paying Agent in connection with the Offer. Its addresses and telephone and facsimile numbers are set forth below and on the front cover page of this Offer to Repurchase.

Who can I talk to if I have questions about the Offer?

Questions and requests for assistance in connection with the tender of Notes for repurchase in the Offer may be directed to the Paying Agent at the following addresses and telephone and facsimile numbers:

By Regular, Registered or Certified Mail: U.S. Bank National Association 60 Livingston Avenue Saint Paul, Minnesota 55107 Attention: Specialized Finance	By Hand: U.S. Bank National Association 60 Livingston Avenue 1st Floor – Bond Drop Window Saint Paul, Minnesota 55107 Attention: Corporate Trust Services/Specialized Finance

For Information: Confirmation Number: (800) 934-6802 General Bondholder Inquiry Number: (800) 934-6802	By Facsimile: (651) 495-8158

IMPORTANT INFORMATION CONCERNING THE OFFER

1. Information Concerning the Company. The Company is a global leader in the development, manufacture and marketing of medical devices for the eye. The Company is focused on providing the full range of advanced refractive technologies and support to help eye care professionals deliver optimal vision and lifestyle experiences to patients of all ages. The Company has three business units: cataract, refractive and eye care. The Company’s cataract business sells monofocal intraocular lenses, phacoemulsification systems, viscoelastics and related products used in ocular surgery. The Company’s refractive business sells and provides service for wavefront diagnostic devices, femtosecond lasers and associated patient interface devices, excimer laser systems and treatment cards, and refractive implants. The Company’s eye care business sells disinfecting solutions, enzymatic cleaners, lens rewetting drops and artificial tears. The Company has operations in approximately 27 countries and sells its products in approximately 60 countries.

The Company is a wholly-owned subsidiary of Abbott. The Company’s principal executive offices are located at 1700 E. St. Andrew Place, Santa Ana, California 92705, and its telephone number at that location is (714) 247-8200.

The Company is offering, at the option of each Holder of the Notes, to repurchase the Notes, subject to the terms and conditions of the Offer.

On January 11, 2009, the Company, Abbott and the Purchaser, a wholly-owned subsidiary of Abbott, entered into an Agreement and Plan of Merger (as amended and supplemented from time to time, the “Merger Agreement”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:

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The Purchaser commenced on January 27, 2009 a tender offer (the “Equity Tender Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company, including the associated preferred stock purchase rights (collectively, the “Shares”), at a purchase price of $22.00 per Share, net to the seller in cash, without interest and subject to any withholding taxes (the “Offer Price”).

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Following the completion of the Equity Tender Offer on February 25, 2009, the Purchaser accepted and paid for all Shares tendered pursuant to the Equity Tender Offer and, on February 26, 2009, the Purchaser merged with and into the Company, with the Company surviving the Merger and becoming a wholly-owned subsidiary of Abbott.

Pursuant to the Merger Agreement, at the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by the Company, Abbott, the Purchaser or any of their respective subsidiaries and Shares held by dissenting stockholders who properly exercise appraisal rights under Delaware law), by virtue of the Merger and without any action on the part of the holders of the Shares, was converted into the right to receive the Offer Price in cash.

2. Information Concerning the Notes. The Notes were issued under the Indenture on July 18, 2005. The Notes mature on July 1, 2025. As of February 26, 2009, there was $105,000,000 aggregate principal amount of the Notes outstanding.

2.1. The Company’s Obligation to Repurchase the Notes. Pursuant to the terms of the Indenture and the Notes, the Company is obligated to repurchase all Notes validly tendered for repurchase and not withdrawn, at the option of each Holder, on the Fundamental Change Repurchase Date.

In connection with this obligation, and pursuant to Section 3.05 of the Indenture, the Company is required to provide written notice to each Holder on or before the tenth business day after the occurrence of the Fundamental Change and no less than 20 and no more than 35 business days before the Fundamental Change Repurchase Date. Accordingly, such notice is being provided on the date of this Offer to Repurchase, and the Company will accept Notes for repurchase at any time at or prior to the Expiration Time of 5:00 p.m., New York City time, on Friday, March 27, 2009, at which time the Offer will expire, unless the Offer is extended. The Company does not expect to extend the period Holders have to accept the Offer unless required to do so by the federal securities laws.

The obligation of the Company to repurchase Notes that are validly tendered and not withdrawn pursuant to the Offer is subject to no conditions other than the timely and proper delivery and tender of Notes in accordance with the terms of the Offer and that the Offer must comply with applicable law. The Offer is not conditioned on the Company’s ability to obtain sufficient financing to repurchase Notes validly tendered and not withdrawn pursuant to the Offer.

2.2. Repurchase Price. Pursuant to the terms of the Indenture and the Notes, the Company will, on the Fundamental Change Repurchase Date, pay the aggregate Repurchase Price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Repurchase Date is expected to be approximately $3.40, subject to increase if the Expiration Time is extended. Accordingly, you will receive at minimum approximately $1,003.40 per $1,000 principal amount of Notes validly tendered and not withdrawn pursuant to the Offer.

The Repurchase Price will be paid in cash with respect to any and all Notes that are validly tendered for repurchase and not validly withdrawn at or prior to the Expiration Time. Notes tendered for repurchase will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent an amount of cash (in immediately available funds), sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date, after which the Paying Agent will cause the cash to be distributed to each record Holder who has validly tendered its Notes and not validly withdrawn such Notes at or prior to the Expiration Time. DTC will thereafter distribute the cash to its participants in accordance with its procedures. Under no circumstances will any additional amount be paid by the Company or the Paying Agent by reason of any delay in making such payment.

The Repurchase Price is based solely on the requirements of the Indenture and the Notes and bears no relationship to the market price of the Notes. Thus, the Repurchase Price may be significantly higher or lower than the market price of the Notes on the Fundamental Change Repurchase Date.

None of the Company, Abbott, any of their respective affiliates, officers, directors, employees or agents or the Paying Agent makes any representation or recommendation as to whether Holders should tender or refrain from tendering Notes for repurchase pursuant to the Offer. Each Holder should consult its legal, financial and tax advisors and make its own decision as to whether to tender Notes for repurchase and, if so, the principal amount of Notes to tender.

2.3. Conversion Rights of the Notes. As a result of the Merger, the Notes are now only convertible into cash. Pursuant to the terms of the Indenture, the Notes may be converted into cash on or prior to the trading day immediately preceding the maturity date of July 1, 2025 under the following circumstances:

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until 5:00 p.m., New York City time, on Thursday, March 12, 2009, at the option of the Holder, as set forth in the Notice issued by the Company on February 6, 2009 regarding the right of Holders to convert their Notes;

•	after Thursday, March 12, 2009, and at any time prior to the close of business on the trading day preceding June 1, 2011:

•	if a Fundamental Change (other than in connection with the Merger) occurs, at any time beginning 15 calendar days prior to the date announced by the Company as the anticipated effective date of the Fundamental Change and until and including the date which is 15 calendar days after the date that is the effective date of the Fundamental Change (subject to expiration of such conversion right if any Holder has submitted any or all of its Notes for repurchase as set forth under Section 3.05); or

•	during specified periods in connection with specified corporate transactions described in Section 15.01(b) of the Indenture; and

•	on and after June 1, 2011, at the option of the Holder.

As previously announced, on February 26, 2009, the Company and the Trustee entered into a supplemental indenture to amend the Indenture to fix the conversion value for the Notes. As set forth in the supplemental indenture, the conversion value for Notes that are converted at any time after the effective date of the Merger is fixed at an amount in cash equal to $462.1848 for each $1,000 principal amount of the Notes, which is equal to the Conversion Rate of 21.0084 shares of the Company’s common stock multiplied by the Merger consideration of $22.00 per share.

The foregoing summary of the material terms of the supplemental indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the supplemental indenture, which is incorporated herein by reference.

In contrast, for Notes that you tender pursuant to the Offer, the Company estimates that the amount you will be entitled to receive, including accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, will be approximately $1,003.40 per $1,000 principal amount of Notes, assuming the Fundamental Change Repurchase Date occurs on Monday, March 30, 2009.

In order to convert the Notes into cash, a beneficial Holder must:

•	complete, or cause to be completed, the appropriate instruction form for conversion pursuant to DTC’s book-entry conversion program;

•	deliver, or cause to be delivered, by book-entry delivery an interest in the global note;

•	furnish appropriate endorsements and transfer documents if required by the Company or the Trustee; and

•	pay the funds, if any, required by Section 15.02 of the Indenture and any transfer taxes if required pursuant to Section 15.07 of the Indenture.

The right to participate in the Offer is a separate right from the right to convert the Notes. If you have converted your Notes you may not tender your converted Notes in the Offer. If you do not tender your Notes into the Offer, your conversion rights will not be affected. Notes that have been tendered in the Offer may be converted until 5:00 p.m., New York City time, on Thursday, March 12, 2009, but only if the Notes are validly withdrawn in accordance with the terms of the Indenture.

U.S. Bank National Association is acting as Trustee, Paying Agent and Conversion Agent for the Notes. For more information regarding the conversion rights with respect to the Notes, or any of the other terms and conditions of the Notes, please refer to the Indenture.

2.4. Market for the Notes. There is no established reporting system or trading market for trading in the Notes. However, the Company believes the Notes are currently traded over the counter. The Company believes that there is no practical way to determine the trading history of the Notes. To the extent that the Notes are traded, prices of the Notes may fluctuate widely depending on trading volume, the balance between buy and sell orders, prevailing interest rates, the Company’s operating results and the market for similar securities. Following the consummation of the Offer, the Company expects that Notes not repurchased in the Offer will continue to be traded over the counter;

however, the Company anticipates that the trading market for the Notes will be even more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price and trade with greater volatility than would a comparable debt security with a larger float. Consequently, the Company’s repurchase of Notes pursuant to the Offer may reduce the float and may negatively affect the liquidity, market value and price volatility of the Notes that remain outstanding following the Offer. The Company cannot assure you that a market will exist for the Notes following the Offer. The extent of the public market for the Notes following consummation of the Offer will depend upon, among other things, the remaining outstanding principal amount at maturity of the Notes at such time, the number of Holders of Notes remaining at that time, and the interest on the part of securities firms in maintaining a market in the Notes. As of February 26, 2009, there was $105,000,000 aggregate principal amount of the Notes outstanding.

2.5. Ranking. The Notes are the Company’s general unsecured senior subordinated obligations and rank contractually equal with the Company’s other subordinated obligations, including its outstanding 3.25% Convertible Senior Subordinated Notes due 2026 and its outstanding 2.50% Convertible Senior Subordinated Notes due 2024.

3. Procedures to Be Followed by Holders Electing to Tender Notes for Repurchase. Holders will not be entitled to receive the Repurchase Price for their Notes unless they validly tender the Notes at or prior to the Expiration Time and do not withdraw the Notes at or before the Expiration Time. Holders may tender some or all of their Notes; however, any Notes tendered must be in a principal amount of $1,000 or an integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If you do not validly tender your Notes at or before the Expiration Time, your Notes will remain outstanding subject to the existing terms of the Indenture and the Notes.

3.1. Method and Timing of Delivery. The Paying Agent has informed the Company that, as of the date of this Offer to Repurchase, all custodians and beneficial Holders of the Notes hold the Notes through DTC accounts and that there are no certificated Notes in non-global form. Accordingly, all Notes tendered for repurchase hereunder must be delivered through DTC’s Automated Tender Offer Program (“ATOP”). Delivery of Notes and all other required documents, including delivery and acceptance through ATOP, is at the election and risk of the person tendering Notes.

You will not be entitled to receive the Repurchase Price for your Notes unless you validly tender and do not withdraw your Notes at or before the Expiration Time, which is 5:00 p.m., New York City time, on Friday, March 27, 2009, unless extended. Subject to applicable federal securities laws and the terms set forth in the Indenture, the Company reserves the right to extend the Expiration Time. However, under the terms of the Indenture, the Fundamental Change Repurchase Date may be no more than 35 business days after the date of this Offer to Repurchase, meaning that the Expiration Time may not be extended past 5:00 p.m., New York City time, on Friday, April 17, 2009. Only registered Holders are authorized to tender their Notes for repurchase. You may tender all of your Notes, a portion of your Notes or none of your Notes for repurchase. If you wish to tender a portion of your Notes for repurchase, however, you must tender your Notes in a principal amount of $1,000 or an integral multiple thereof.

3.2 Delivery of Notes.

Notes in Global Form. A Holder who is a DTC participant must tender to the Company its beneficial interest in the Notes by:

•	delivering to the Paying Agent’s account at DTC through DTC’s book-entry system its beneficial interest in the Notes at or prior to the Expiration Time; and

•	electronically transmitting its acceptance through ATOP, subject to the terms and procedures of that system, at or prior to the Expiration Time.

In tendering through ATOP, the electronic instructions sent to DTC by the Holder (whether tendered through a nominee or directly by a Holder who is a DTC participant), and transmitted by DTC to the Paying Agent, will acknowledge, on behalf of DTC and such Holder, receipt by such Holder of and agreement to be bound by the terms of the Offer, including those set forth below under “—Agreement to be Bound by the Terms of the Offer.”

Notes Held Through a Custodian. A Holder who is not a DTC participant and whose Notes are held by a broker, dealer, commercial bank, trust company or other nominee must contact such nominee if such Holder desires to tender its Notes and instruct such nominee to tender the Notes for repurchase on the Holder’s behalf through ATOP, subject to the terms and procedures of that system, at or prior to the Expiration Time, as set forth above.

HOLDERS WHO TENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL REPURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

3.3 Agreement to be Bound by the Terms of the Offer. By tendering its Notes through the transmittal procedures of DTC (whether tendered through a nominee or directly by a Holder who is a DTC participant), a Holder acknowledges and agrees as follows:

•	such Notes shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions set forth in this Offer to Repurchase;

•	such Holder agrees to all of the terms of this Offer to Repurchase;

•	such Holder has received this Offer to Repurchase as required pursuant to the Indenture;

•

upon the terms and subject to the conditions set forth in this Offer to Repurchase, the Indenture and the Notes, and effective upon the acceptance for payment thereof, such Holder (i) irrevocably sells, assigns, and transfers to the Company, all right, title, and interest in and to all the Notes tendered, (ii) releases and discharges the Company, Abbott and their respective directors, officers, employees, affiliates and agents from any and all claims such Holder may have now, or may have in the future arising out of, or related to, the Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption or defeasance of the Notes, and (iii) irrevocably constitutes and appoints the Paying Agent as the true and lawful agent and attorney-in-fact of such Holder with respect to any such tendered Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Notes, or transfer ownership of such Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Notes for transfer on the relevant security register, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Paying Agent will have no rights to, or control over, funds from the Company, except as agent for the Company, for the

Repurchase Price of any tendered Notes that are repurchased by the Company), all in accordance with the terms set forth in this Offer to Repurchase;

•

such Holder represents and warrants that such Holder (i) owns the Notes tendered and is entitled to tender such Notes and (ii) has full power and authority to tender, sell, assign, and transfer the Notes tendered and that when such Notes are accepted for repurchase and payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges, and encumbrances and not subject to any adverse claim or right;

•

such Holder agrees, upon request from the Company, to execute and deliver any additional documents deemed by the Paying Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered;

•

such Holder understands that all Notes validly tendered and not withdrawn at or prior to the Expiration Time will be repurchased at the Repurchase Price, in cash, pursuant to the terms and conditions of the Offer, as amended and supplemented from time to time;

•

payment for Notes repurchased pursuant to this Offer to Repurchase will be made by deposit of the aggregate Repurchase Price for such Notes with the Paying Agent, which will act as agent for tendering Holders for the purpose of receiving payments from the Company and transmitting such payments to such Holders. Under no circumstances will any additional amount be paid by the Company or the Paying Agent by reason of any delay in making such payment.

•	tenders of Notes may be withdrawn in accordance with the procedures set forth in this Offer to Repurchase at any time at or prior to the Expiration Time;

•

all authority conferred or agreed to be conferred pursuant to the terms of the Offer hereby shall survive the death or incapacity of the undersigned and every obligation of the Holder and shall be binding upon the Holder’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives;

•

the delivery and tender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Paying Agent, until receipt by the Paying Agent of any and all evidence of authority and any other required documents in form satisfactory to the Company; and

•

all questions as to the validity, form, eligibility (including time of receipt), and acceptance for payment of any tender of Notes pursuant to the procedures described in this Offer to Repurchase and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole direction, which determination shall be final and binding on all parties.

4. Right of Withdrawal. Notes tendered for repurchase may be validly withdrawn at any time at or prior to the Expiration Time. To validly withdraw Notes previously tendered in the Offer, you must withdraw the Notes through the procedures of DTC.

•	Holders who are DTC participants must deliver a valid withdrawal request through ATOP at or before the Expiration Time. The withdrawal notice must:

•

specify the DTC Voluntary Offer Instruction Number, the name of the participant for whose account such Notes were tendered and such participant’s account number at DTC to be credited with the withdrawn Notes;

•	contain a description of the Notes to be withdrawn (including the principal amount to be withdrawn); and

•

be submitted through ATOP by such participant under the same name as the participant’s name is listed in the original tender, or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes.

•

Holders who are not DTC participants and whose Notes are held by a broker, dealer, commercial bank, trust company or other nominee must contact the nominee and instruct the nominee to withdraw the Notes on the Holder’s behalf through ATOP, subject to the terms and procedures of that system, at or prior to the Expiration Time, as set forth above.

HOLDERS WHO WITHDRAW THROUGH DTC NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE WITHDRAWAL PROCEDURES OF DTC.

You may not rescind a withdrawal of tendered Notes. However, you may retender your Notes by following the proper tender procedures.

5. Payment for Tendered Notes. The Company will accept for payment all validly tendered Notes promptly upon expiration of the Offer at the Expiration Time. Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent an amount of cash (in immediately available funds), sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date, after which the Paying Agent will cause the cash to be distributed to each record Holder who has validly tendered its Notes and not validly withdrawn such delivery at or prior to the Expiration Time. DTC will thereafter distribute the cash to its participants in accordance with its procedures. Under no circumstances will any additional amount be paid by the Company or the Paying Agent by reason of any delay in making such payment.

6. Notes Acquired. Any Notes repurchased by the Company pursuant to the Offer will be cancelled by the Trustee, pursuant to the terms of the Indenture.

7. Interests of Directors, Executive Officers and Affiliates of the Company in the Notes. Except as otherwise disclosed below, to the knowledge of the Company:

•	none of the Company, Abbott or any executive officer, director, affiliate or subsidiary of the Company or Abbott has any beneficial interest in the Notes;

•	neither the Company nor Abbott will repurchase any Notes from such persons; and

•

during the 60 days preceding the date of this Offer to Repurchase, none of the Company, Abbott or any executive officer, director, subsidiary of affiliate of the Company or Abbott has engaged in any transactions in the Notes.

8. Purchases of Notes by the Company and Its Affiliates. The Company, Abbott and their affiliates may from time to time acquire Notes, other than pursuant to the Offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as they may determine, which may be more or less than the Repurchase Price and could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof the Company, Abbott or their affiliates will choose to pursue in the future.

9. Source and Amount of Funds. The total amount of funds the Company needs to repurchase all of the Notes pursuant to the Offer and to pay related fees and expenses is estimated to be approximately $105.4 million (assuming 100% of the outstanding principal amount of Notes are tendered and accepted for payment). Abbott will cause the Company to have sufficient funds available to complete the Offer.

10. Conditions of the Offer. There are no conditions to this Offer except (i) the timely and proper delivery and tender of Notes in accordance with the terms of the Offer and (ii) the Offer must comply with applicable law. The Offer is not conditioned on the Company’s ability to obtain sufficient financing to repurchase Notes validly tendered and not withdrawn pursuant to the Offer.

11. Material United States Tax Considerations.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS OFFER TO REPURCHASE AND RELATED MATERIALS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) ANY SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain material United States federal income tax considerations of the repurchase of Notes pursuant to this Offer. This summary is based upon provisions of the Code, applicable regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a Note held as a capital asset by a beneficial owner. This summary does not address all aspects of United States federal income taxes and does not deal with all tax consequences that may be relevant to Holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to Holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•

tax consequences to Holders holding Notes as part of a hedging, integrated or conversion transaction or a straddle or Holders who are deemed to sell Notes under the constructive sale provisions of the Code;

•	tax consequences to U.S. Holders (as defined below) of Notes whose “functional currency” is not the United States dollar;

•	tax consequences to investors in pass-through entities;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift tax consequences, if any.

If a partnership holds Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the Notes, you should consult your tax advisors.

If you are considering the sale of Notes pursuant to the Offer, you should consult your tax advisors concerning the United States federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial owner (other than a partnership, or any entity treated as a partnership for United States federal income tax purposes) of a Note that is not a U.S. Holder. Special rules, not discussed herein, may apply to certain non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Non-U.S. Holders should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them of the sale of their Notes pursuant to the Offer.

U.S. Holders.

Repurchase of Notes. A U.S. Holder will generally recognize gain or loss upon the sale of a Note pursuant to the Offer equal to the difference between the amount realized upon the sale and such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note will generally be equal to the amount that the U.S. Holder paid for the Note, increased by any interest income previously accrued by the U.S. Holder through such date under the applicable Treasury regulations dealing with contingent debt, decreased by the amount of any payments made on the Note to the U.S. Holder through such date and adjusted as required under such regulations for Holders that acquired the Notes for an amount other than the Note’s adjusted issue price at that time (such as a person buying a Note after issuance).

Gain recognized upon the repurchase of a Note under this Offer will generally be treated as ordinary interest income. Any loss recognized upon repurchase of a Note will be treated as ordinary loss to the extent of the excess of previous interest inclusions under the aforementioned United States Treasury regulations and thereafter, as capital loss (which will be long-term if the Note is held for more than one year). The deductibility of capital loss is subject to limitations. Under Treasury regulations intended to address so-called tax shelters and other tax-motivated transactions, a U.S. Holder that recognizes a loss that meets certain thresholds upon the repurchase of a Note may have to comply with certain disclosure requirements and is urged to consult its tax advisor.

Information reporting and backup withholding. Information reporting requirements generally will apply to the proceeds from the repurchase of a Note received by a U.S. Holder pursuant to the Offer unless the U.S. Holder is an exempt recipient (e.g., a corporation). Backup withholding will apply to the proceeds if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the Internal Revenue Service (the “IRS”) that it has failed to report in full payments of interest income. Eligible U.S. Holders that do not otherwise properly establish an exemption from backup withholding should complete and submit an IRS Form W-9, certifying that such Holder is a U.S. person, the tax identification number provided is correct, and that such Holder is not subject to backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s United States federal income tax liability provided the required information is furnished timely to the IRS.

Non-U.S. Holders.

Repurchase of Notes. Any gain realized on the repurchase of a Note pursuant to the Offer will be exempt from United States income and withholding tax, provided that: (i) such non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote, (ii) such non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such non-U.S. Holder is not a bank receiving certain types of interest, (iv) the beneficial owner of the notes certifies, under penalties of perjury, to the Company or the Paying Agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied, (v) such payments and gain are not effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States, (vi) the non-U.S. Holder is not an individual who is present in the United States for 183 days or more in a taxable year of disposition and certain other conditions are met, and (vii) the Company has not been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever is shorter. The Company believes that it has not been, and does not anticipate becoming, a U.S. real property holding corporation prior to the repurchase of the Notes pursuant to this Offer.

If a non-U.S. Holder cannot satisfy the requirements described above, gain (which is treated as interest under the Treasury regulations applicable to the Notes) will be subject to the 30% United States federal withholding tax, unless such non-U.S. Holder provides the Company with a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the Note is not subject to withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States. If a non-U.S. Holder’s gain from the repurchase of a Note is effectively connected with such Holder’s conduct of a United States trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed in the previous sentence (provided that such non-U.S. Holder furnishes to the Company a properly executed IRS Form W-8ECI (or appropriate substitute form)), will generally be subject to regular United States federal income tax on such gain in the same amount as if it were a U.S. Holder. In addition, if such non-U.S. Holder is a foreign corporation, such Holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information reporting and backup withholding. Information reporting will apply to each non-U.S. Holder with respect to gain (which is treated as interest under Treasury regulations applicable to the Notes) recognized on the repurchase of a Note, regardless of whether withholding was required and any tax was withheld with respect to such gain. A non-U.S. Holder generally will not be subject to backup withholding with respect to the repurchase proceeds, provided that the payor does not have reason to know that such Holder is a U.S. person and the Holder has furnished to the payor a valid IRS Form W-8BEN (or successor form certifying, under penalties of perjury, its status as a non-U.S. person, or the Holder otherwise establishes and exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Holder’s United States federal income tax liability provided the required information is furnished timely to the IRS.

12. Additional Information. This document “incorporates by reference” specified information the Company has filed with the Securities and Exchange Commission (“SEC”), which means that the Company can disclose important information to you by referring to that information. The information incorporated by reference is considered to be an important part of this document. Any statement in a document incorporated by reference in this document will be deemed to be modified or superseded to the extent a statement contained in this document or any other subsequently filed document that is incorporated by reference in this document modifies or supersedes such statement. This document incorporates by reference the documents of the Company listed below.

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 24, 2009;

•

the Company’s Current Reports on Form 8-K, filed on January 7, 2009, January 13, 2009, February 4, 2009, February 10, 2009, February 17, 2009, February 20, 2009, February 24, 2009, February 25, 2009 and February 27, 2009 (other than information in such filings deemed, under SEC rules, to have not been filed);

•	the Indenture, dated as of July 18, 2005, between the Company and the Paying Agent, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 19, 2005; and

•	the Supplemental Indenture, dated as of February 26, 2009, between the Company and the Paying Agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 27, 2009.

You may read and copy any document the Company has filed at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. The Company’s SEC filings are also available to the public from the SEC’s website at www.sec.gov.

In addition, you may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address:

Abbott Medical Optics Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

Tel.: (714) 247-8200

Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this document.

13. No Solicitations. The Company has not employed any persons to make solicitations or recommendations in connection with the Offer.

14. Definitions. All capitalized terms used but not specifically defined herein shall have the meanings given to such terms in the Indenture and the Notes.

15. Conflicts. In the event of any conflict between this Offer to Repurchase on the one hand and the terms of the Indenture or the Notes or any applicable laws on the other hand, the terms of the Indenture or the Notes or applicable laws, as the case may be, will control.

None of the Company, Abbott, any of their respective affiliates, officers, directors, employees or agents or the Paying Agent makes any representation or recommendation as to whether Holders should tender or refrain from tendering Notes for repurchase pursuant to the Offer. Each Holder should consult its legal, financial and tax advisors and make its own decision as to whether to tender Notes for repurchase and, if so, the principal amount of Notes to tender.

February 27, 2009	ABBOTT MEDICAL OPTICS INC.

Exhibit A

FORM OF REPURCHASE NOTICE

TO:	ABBOTT MEDICAL OPTICS INC.
U.S. BANK NATIONAL ASSOCIATION

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Abbott Medical Optics Inc. (formerly Advanced Medical Optics, Inc.) (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture, dated as of July 18, 2005 (as amended, supplemented or otherwise modified, the “Indenture”), between the Company and U.S. Bank National Association, as trustee and paying agent, at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signed:

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all,

must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

A-1